                                                                                                EXHIBIT 24.2

                                       RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF SOUTHERN CALIFORNIA EDISON COMPANY

                                             Adopted: October 16, 2003

                                                RE: FINANCING PLANS

         WHEREAS, it is in the best interest of this corporation to authorize the issuance, sale and delivery of one or more series of securities to finance balancing account undercollections, refund outstanding equity or indebtedness, provide working capital and meet other capital requirements of this corporation; and

        WHEREAS, it is in the best interest of this corporation to authorize this corporation and its officers to take all actions necessary or desirable to carry out such transactions;

         NOW, THEREFORE, BE IT RESOLVED, that this corporation is authorized to issue securities as provided herein, and the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer,
the Treasurer or any Assistant Treasurer is authorized to determine the nature, terms, conditions, timing, prices and aggregate amounts, which shall not exceed $2,500,000,000, of securities to be issued by this corporation (the
"New Securities"), which New Securities may include first and refunding mortgage bonds, notes, debentures, preferred securities, preferred stock or other instruments and obligations; provided that the authority granted to officers of this corporation anywhere in this resolution is subject to any provisions of the indentures under which the New Securities may be issued, this corporation's Articles of

Incorporation (the "Articles of Incorporation"), or California law, requiring that certain actions be taken by this Board of Directors or a committee of this Board.

         BE IT FURTHER RESOLVED, that the New Securities may be issued pursuant to the terms of (i) the indenture dated October 1, 1923, as amended and supplemented, between this corporation and The Bank of New York, as successor trustee (the "Mortgage Bond Indenture"), (ii) the indenture dated as of January 15, 1993, between this corporation and The Bank of New York, as successor trustee (the "Senior Note Indenture"), (iii) the indenture dated as of May 1, 1995, between this corporation and Bank One Trust Company, N.A., as trustee (the "Subordinated
Note Indenture"), (iv) additional indentures to be entered into by this corporation and one or more trustees
("New Indentures"), or (v) the Articles of Incorporation; and the Chairman of the Board, the Chief Executive
Officer the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer
is authorized to execute on behalf of this corporation any New Indentures, any amendments or supplemental indentures to the Mortgage Bond Indenture, the Senior Note Indenture, the Subordinated Note Indenture or any New
Indentures, or any certificate of determination of preferences of preferred stock.

         BE IT FURTHER RESOLVED, that the issuance and sale of the New Securities may be undertaken through competitively bid public offerings, negotiated public offerings and/or competitively bid or negotiated private placements, including offerings made in reliance on Rule 144A or other applicable rules under the Securities Act of 1993, as amended (the "Securities Act"), or any other means that the Chairman of the

Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant
Treasurer determines to be advisable.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the
Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized to prepare, execute and file, or cause to be prepared, executed and filed, with the Securities and Exchange Commission (the
"SEC") one or more registration statements and any exhibits, supplements and/or amendments thereto for the purpose of registering all or part of the New Securities under the Securities Act and/or the Securities Exchange Act of
1934, as amended (the "Exchange Act"), and qualifying any  indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         BE IT FURTHER RESOLVED, that, if deemed necessary or desirable by the Chairman of the Board, the Chief
Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, or counsel acting on behalf of this corporation, application may be made for listing any of the New Securities on any national and/or foreign stock exchanges, and registration of any of the New Securities may be made under the
Exchange Act.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the
Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Stephen E. Pickett,
W. James Scilacci, Thomas M. Noonan, Robert C. Boada, Beverly P. Ryder, Mary C. Simpson, Paul Alcala, George T.
Tabata, Kenneth S. Stewart, Paige W. R. White,

Timothy W. Rogers, Renate J. Michler, Bonita J. Smith, Eileen B. Guerrero and Polly L. Gault, or any one of them, to act severally as attorney-in-fact for this corporation to execute, sign, file or cause to be filed, on its behalf and in its name, (i) any registration statement and any exhibits, amendments and/or supplements thereto to be filed by this corporation with the SEC for the purpose of registering the New Securities under the Securities
Act and/or the Exchange Act and qualifying any indentures under the Trust Indenture Act, and (ii) any listing application and any exhibits, amendments and/or supplements thereto, and any other required documents, to be filed by this corporation with any stock exchange for the purpose of listing any of the New Securities.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare, execute and distribute, or cause to be prepared, executed and distributed, offering circulars, prospectuses, supplemental prospectuses, placement memoranda, or other offering documents containing such information with respect to this corporation and the New Securities as they, or any of them, or counsel for this corporation shall deem necessary or appropriate.

         BE IT FURTHER RESOLVED, that the Chairman of the Board, the Chief Executive Officer, the President, the
Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer is authorized, at his or her discretion and in the name and on behalf of this corporation, or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with such state authorities and to do such other acts and things as the officer acting or counsel for this corporation shall deem necessary or appropriate to register or qualify any of the New Securities for offer and sale under the securities, Blue

Sky or other similar laws of such states or jurisdictions; provided, however, that this corporation shall not, pursuant to this authorization, qualify as a foreign corporation in any such state or jurisdiction.

         BE IT FURTHER RESOLVED, that each of the officers of this corporation that is authorized to execute on behalf and in the name of this corporation the documents specified or contemplated in these resolutions may do so through the act of a duly appointed attorney-in-fact.

         BE IT FURTHER RESOLVED, that, subject to the specific authority granted to certain officers in this resolution, each of the officers of this corporation is authorized to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of this corporation or otherwise as each officer may deem necessary or appropriate to effect or carry out fully the purposes and intents of the foregoing resolutions.

         BE IT FURTHER RESOLVED, that the authorization in this resolution supersedes the "Resolution Re:
Financing Plans" adopted by this Board of Directors on

December 14, 2000, but otherwise is in addition to any financing authorizations contained in any other resolutions previously adopted by this Board of Directors.

APPROVED:

/s/      JOHN E. BRYSON
--------------------------------------------
         JOHN E. BRYSON
       Chairman of the Board

/s/      STEPHEN E. PICKETT
--------------------------------------------
         STEPHEN E. PICKETT
Senior Vice President and General Counsel

         I, BONITA J. SMITH, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on October 16, 2003.

Dated:  October 16, 2003.

                                                        SOUTHERN CALIFORNIA EDISON COMPANY

                                            By                /s/ BONITA J. SMITH
                                                -------------------------------------------------
                                                                BONITA J. SMITH
                                                              Assistant Secretary